UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2010

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements

At its regular meeting on March 25, 2010, our Board of Directors approved the Amended and Restated 2006 Incentive Plan, subject to approval of the stockholders at the annual meeting of stockholders held on May 27, 2010 (the “Annual Meeting”).  As noted below, our stockholders approved the amended plan at the Annual Meeting. The plan was filed as Appendix B to our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2010.   A detailed description of the terms of the amended plan, which description is incorporated herein by reference, is set forth in the Definitive Proxy Statement.

Item 5.07               Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders elected Brian R. Gamache, S. Jay Stewart and David P. Storch to fill the three (3) Class A positions on the Board of Directors.  In addition, the stockholders approved the 2009 Employee Stock Purchase Plan, approved an amendment to the Company’s 2006 Incentive Plan, and ratified the reappointment of Ernst & Young LLP as the Company’s independent registered public accountants.  The results of the voting were as follows:

1.     Election of Directors

	For	Withheld	Broker Non-Votes
Brian R. Gamache	36,286,351	636,062	5,151,919
S. Jay Stewart	35,856,735	1,065,678	5,151,919
David P. Storch	36,445,131	477,282	5,151,919

2.     2009 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
36,774,484	124,029	23,900	5,151,919

3.     Amendment to the 2006 Incentive Plan

For	Against	Abstain	Broker Non-Votes
22,968,492	13,766,717	187,204	5,151,919

4.     Ratification of appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year 2010

For	Against	Abstain
41,862,167	186,739	25,426

Item 9.01               Financial Statements and Exhibits

The following exhibits are being filed as part of the Form 8-K:

Exhibit No.	Description
10.1	2009 Employee Stock Purchase Plan (Incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement filed on April 15, 2010).
10.2	Amended and Restated 2006 Incentive Plan (Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement filed on April 15, 2010).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 28, 2010

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer